Exhibit 99.1

POGO PRODUCING COMPANY & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 14, 2007, Pogo Producing Company, a Delaware corporation (the “Company”) completed the sale of all of the issued and outstanding stock of its wholly-owned subsidiary, Northrock Resources Ltd. (“Northrock”), to Abu Dhabi National Energy Company PJSC (“TAQA”) for approximately $2 billion (“Northrock Disposition”). The sale of the Company’s Northrock subsidiary resulted in the disposition of the Company’s operations in Canada.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company are presented to give effect to the Northrock disposition described above. Although SFAS 144 requires the inclusion of pro forma income statements for the three most recent fiscal years, the Company has only included pro forma income statements for the years ended December 31, 2006 and 2005 since Northrock was acquired by the Company on September 27, 2005. The Unaudited Pro Forma Condensed Consolidated Income Statements for the years ended December 31, 2005 and 2006 have been derived from the Company’s audited consolidated income statements for the years ended December 31, 2005 and 2006. The Unaudited Pro Forma Condensed Consolidated Income Statements should be read together with the Company’s audited consolidated income statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2006.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2007 and the Unaudited Pro Forma Condensed Consolidated Income Statement for the six months ended June 30, 2007 have been derived from the Company’s interim consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and should be read in conjunction with those financial statements, including the notes thereto.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the following assumptions and adjustments:

•                                          the pro forma income statements present the Company’s operations as if the Northrock Disposition had occurred on January 1, 2005;

•                                          the balance sheet data presents the Company’s Northrock Disposition as if it occurred on June 30, 2007; and

•                                          the unaudited pro forma estimates of proved reserves and unaudited pro forma standardized measure of discounted future net cash flows related to proved oil and gas reserves give effect to the Northrock Disposition as if it had occurred at December 31, 2006.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only.  The financial results may have been different if the Northrock Disposition had occurred as of the dates indicated above.  This financial information does not purport to indicate the future results that the Company will experience.

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2007

(in millions)

(Unaudited)

	Historical	Pro Forma
	Consoldated	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash investments	$20.3	$1,973.0	(a)	$1,594.6
		(390.0	)(e)
		(8.7	)(g)
Accounts receivable	89.6	—		89.6
Other receivables	46.4	—		46.4
Federal income taxes receivable	—	—		—
Inventories - Product	—	—		—
Inventories - Tubulars	16.0	—		16.0
Assets from discontinued operations	103.1	(103.1	)(b)	—
Other	4.1	—		4.1
Total current assets	279.5	1,471.2		1,750.7

Property and equipment:	4,589.6	—		4,589.6
Less - Accumulated D D & A	1,236.9	—		1,236.9
	3,352.7	—		3,352.7

Other	26.0			26.0
Assets from discontinued operations	2,946.6	(2,946.6)		—
	$6,604.8	$(1,475.4)		$5,129.4
LIABILITIES
Current liabilities:
Accounts payable - operating activities	$109.6	$—		$109.6
Accounts payable - investing activities	58.0	—		58.0
Income taxes payable	93.6	23.0	(c)	116.6
Accrued interest payable	24.8	—		24.8
Accrued payroll and related	10.0	—		10.0
Deferred income taxes	3.7	—		3.7
Commodity derivative contracts	5.6	—		5.6
Liabilities from discontinued operations	169.1	(169.1	)(b)	—
Other	16.6	—		16.6
Total current liabilities	491.0	(146.1)		344.9

Long-term debt	1,837.8	(390.0	)(e)	1,447.8
Asset retirement obligation	60.5	—		60.5
Deferred income taxes	737.8	—		737.8
Liabilities from discontinued operations	737.8	(737.8	)(b)	—
Deferred credits	48.1	—		48.1
Total liabilities	3,913.0	(1,273.9)		2,639.1
SHAREHOLDERS’ EQUITY
Common stock	66.0	—		66.0
Additional capital	987.7	—		987.7
Retained earnings	1,818.1	—		1,818.1
Accumulated other comprehensive income	181.3	(201.5	)(b)	(20.2)
Treasury stock, at cost	(361.3)	—		(361.3)
Total shareholders’ equity	2,691.8	(201.5)		2,490.3
	$6,604.8	$(1,475.4)		$5,129.4

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Income

Six Months Ended June 30, 2007

(in millions, except per share amounts)

(Unaudited)

	Historical	Pro Forma
	Consolidated	Adjustments (b)		Pro Forma

Revenue and Other Income
Oil & gas revenues	$430.9	$—		$430.9
Other	3.6	—		3.6
Total	434.5	—		434.5
Operating Costs and Expenses:
Lease operating	96.6	—		96.6
General and administrative	56.9	—		56.9
Exploration	14.0	—		14.0
Dry hole and impairment	51.7	—		51.7
DD&A	164.0	—		164.0
Production and other taxes	32.9	—		32.9
Net gain on sales of properties	(129.5)			(129.5)
Other	13.1	—		13.1
Total	299.7	—		299.7
Operating Income	134.8	—		134.8
Interest:
Charges	(83.7)	13.2	(e)	(70.5)
Income	0.1	—		0.1
Capitalized	39.9	(26.9	)(e)	13.0
Commodity Derivative Expense	(4.6)	—		(4.6)
Income from Continuing Operations before Taxes	86.5	(13.7)		72.8
Income Tax Expense	24.2 (h)	(5.0	)(f)	19.2
Income from Continuing Operations	$62.3	$(8.7)		$53.6

Earnings (Loss) Per Share
Basic	$1.08			$0.93
Diluted	$1.06			$0.92

Weighted Average Shares:
Basic	57.8			57.8
Diluted	58.5			58.5

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2006

(in millions, except per share amounts)

(Unaudited)

	Pogo	Less:
	Historical	Northrock	Pro Forma
	Consolidated	Disposition (d)	Adjustments		Pro Forma

Revenue and Other Income
Oil & gas revenues	$1,375.4	$450.7	$—		$924.7
Other	64.9	59.2	—		5.7
Total	1,440.3	509.9	—		930.4
Operating Costs and Expenses
Lease operating	264.8	81.4	—		183.4
General and administrative	129.5	28.3	—		101.2
Exploration	31.8	16.0	—		15.8
Dry hole and impairment	106.6	25.6	—		81.0
DD&A	484.6	199.4	—		285.2
Production and other taxes	78.4	10.7	—		67.7
Natural gas purchases	56.0	56.0			—
Net (gain) loss on sales of properties	(304.7)	0.1			(304.8)
Other	31.0	9.8	—		21.2
Total	878.0	427.3	—		450.7
Operating Income	562.3	82.6	—		479.7
Interest:
Charges	(148.1)	(0.3)	25.6	(e)	(122.2)
Income	1.8	1.4	—		0.4
Capitalized	77.7	—	(57.0	)(e)	20.7
Commodity Derivative Income	7.3	—	—		7.3
Foreign Currency Transaction Gain (Loss)	(1.7)	(1.8)	—		0.1
Income from Continuing Operations before Taxes	499.3	81.9	(31.4)		386.0
Income Tax Expense	53.1 (h)	13.5	(11.5	)(f)	28.1
Income from Continuing Operations	$446.2	$68.4	$(19.9)		$357.9

Earnings Per Share
Basic	$7.74				$6.21
Diluted	$7.68				$6.16

Weighted Average Shares:
Basic	57.6				57.6
Diluted	58.1				58.1

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2005

(in millions, except per share amounts)

(Unaudited)

	Pogo	Less:
	Historical	Northrock	Pro Forma
	Consolidated	Disposition (d)	Adjustments		Pro Forma

Revenue and Other Income
Oil & gas revenues	$1,216.2	$134.2	$—		$1,082.0
Other	9.4	5.5	—		3.9
Total	1,225.6	139.7	—		1,085.9
Operating Costs and Expenses
Lease operating	153.7	17.7	—		136.0
General and administrative	87.3	9.4	—		77.9
Exploration	26.5	3.4	—		23.1
Dry hole and impairment	87.2	5.0	—		82.2
DD&A	312.2	50.9	—		261.3
Production and other taxes	59.5	2.7	—		56.8
Natural gas purchases	4.5	4.5	—		—
Net gain on sales of properties	(0.1)	0.1	—		(0.2)
Other	(13.6)	2.2	—		(15.8)
Total	717.2	95.9	—		621.3
Operating Income	508.4	43.8	—		464.6
Interest:
Charges	(68.7)	—	5.5	(e)	(63.2)
Income	8.3	0.4	—		7.9
Capitalized	23.5	—	(13.2	)(e)	10.3
Commodity Derivative Expense (e)	(13.6)	—	—		(13.6)
Foreign Currency Transaction Loss	0.1	0.1	—		—
Income from Continuing Operations before Taxes	458.0	44.3	(7.7)		406.0
Income Tax Expense	167.9	15.2	(2.8	)(f)	149.9
Income from Continuing Operations	$290.1	$29.1	$(4.9)		$256.1

Earnings Per Common Share:
Basic	$4.80				$4.24
Diluted	$4.76				$4.21
Weighted Average Shares:
Basic	60.4				60.4
Diluted	60.9				60.9

POGO PRODUCING COMPANY AND SUBSIDIARIES

PRO-FORMA ESTIMATES OF PROVED RESERVES

Oil, Condensate and Natural Gas Liquids (Bbls.)

(Unaudited)

	Historical	Less: Historical
	Consolidated	Northrock	Pro-Forma

Proved Reserves as of December 31, 2004	83,866,054	—	83,866,054
Revisions of previous estimates	5,513,972	(23,300)	5,537,272
Extensions, discoveries and other additions	4,884,697	3,083,600	1,801,097
Purchase of properties	60,688,379	60,100,000	588,379
Sale of properties	—	—	—
Estimated 2005 production	(10,912,237)	(1,357,312)	(9,554,925)
Proved Reserves as of December 31, 2005	144,040,865	61,802,988	82,237,877
Revisions of previous estimates	9,610,942	1,102,519	8,508,423
Extensions, discoveries and other additions	15,399,900	6,896,000	8,503,900
Purchase of properties	23,607,000	186,000	23,421,000
Sale of properties	(15,846,500)	—	(15,846,500)
Estimated 2006 production	(13,477,277)	(5,370,507)	(8,106,770)
Proved Reserves as of December 31, 2006	163,334,930	64,617,000	98,717,930

Proved Developed Reserves as of:
December 31, 2004	72,968,008	—	72,968,008
December 31, 2005	118,573,719	55,413,014	63,160,705
December 31, 2006	123,602,975	55,917,925	67,685,050

Natural Gas (MMcf)

(Unaudited)

	Historical	Less: Historical
	Consolidated	Northrock	Pro-Forma

Proved Reserves as of December 31, 2004	933,981	—	933,981
Revisions of previous estimates	7,234	954	6,280
Extensions, discoveries and other additions	61,709	32,646	29,063
Purchase of properties	266,110	259,610	6,500
Sale of properties	—	—	—
Estimated 2005 production	(91,309)	(6,783)	(84,526)
Proved Reserves as of December 31, 2005	1,177,725	286,427	891,298
Revisions of previous estimates	(78,190)	(15,028)	(63,162)
Extensions, discoveries and other additions	143,295	69,410	73,885
Purchase of properties	140,467	5,990	134,477
Sale of properties	(48,288)	—	(48,288)
Estimated 2006 production	(102,039)	(28,486)	(73,553)
Proved Reserves as of December 31, 2006	1,232,970	318,313	914,657

Proved Developed Reserves as of:
December 31, 2004	769,753	—	769,753
December 31, 2005	906,005	220,704	685,301
December 31, 2006	938,341	236,791	701,550

POGO PRODUCING COMPANY AND SUBSIDIARIES

PRO-FORMA STANDARDIZED MEASURE OF DISCOUNTED FUTURE

NET CASH FLOWS RELATED TO PROVED OIL AND GAS RESERVES—(Unaudited)

(expressed in millions)

	Year Ended December 31, 2006
	Historical	Less: Historical
	Consolidated	Northrock	Pro-Forma
Future gross revenues	$14,339.0	$4,275.5	$10,063.5
Future production costs	(4,193.9)	(1,315.4)	(2,878.5)
Future development and abandonment costs	(1,575.9)	(251.4)	(1,324.5)
Future net cash flows before income taxes	8,569.2	2,708.7	5,860.5
Discount at 10% per annum	(4,091.1)	(1,209.8)	(2,881.3)
Discounted future net cash flows before income taxes	4,478.1	1,498.9	2,979.2
Future income taxes, net of discount at 10% per annum	(1,125.2)	(343.3)	(781.9)
Standardized measure of discounted future net cash flows related to proved oil and gas reserves	$3,352.9	$1,155.6	$2,197.3

	Year Ended December 31, 2005
	Historical	Less: Historical
	Consolidated	Northrock	Pro-Forma
Future gross revenues	$16,504.9	$4,834.5	$11,670.4
Future production costs	(3,754.9)	(1,169.8)	(2,585.1)
Future development and abandonment costs	(914.1)	(204.5)	(709.6)
Future net cash flows before income taxes	11,835.9	3,460.2	8,375.7
Discount at 10% per annum	(5,215.3)	(1,506.1)	(3,709.2)
Discounted future net cash flows before income taxes	6,620.6	1,954.1	4,666.5
Future income taxes, net of discount at 10% per annum	(2,057.8)	(612.7)	(1,445.1)
Standardized measure of discounted future net cash flows related to proved oil and gas reserves	$4,562.8	$1,341.4	$3,221.4

The standardized measure of discounted future net cash flows does not purport to present the fair value of the Company’s oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

POGO PRODUCING COMPANY & SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

a)              Represents the purchase price of $2.0 billion from the Northrock Disposition, less estimated transaction costs and purchase price adjustments of approximately $27.0 million.

b)             Northrock operations were reported as discontinued operations in the Company’s June 30, 2007 Form 10-Q. Accumulated other comprehensive income includes $201.5 million of foreign currency translation adjustments related to the Company’s investment in Canada as of June 30, 2007.

c)              Represents the estimated current U.S. income taxes payable associated with the previously unremitted foreign earnings of Northrock.

d)             Represents adjustments to remove the historical revenues, operating expenses, and income taxes associated with the Northrock Disposition. Adjustments to the 2005 pro forma income statement reflect the period from the Company’s acquisition of Northrock on September 27, 2005 through December 31, 2005.

e)              Represents the repayment of senior debt under the Company’s revolving credit facility and money market accounts using the proceeds from the Northrock Disposition.  Adjustments to interest expense based on the amount outstanding at June 30, 2007 were calculated using weighted average interest rates of 5.639%, 6.554% and 6.773% for the periods ended December 31, 2005 and 2006 and June 30, 2007, respectively. All capitalized interest related to Canada has been adjusted in the accompanying pro forma income statements.

f)                Represents income tax expense on the pro forma adjustments calculated using a 36.5% statutory U.S. federal and state tax rate.

g)             Represents the sum of cash held by Northrock of $16.8 million as of June 30, 2007, net of cash repayments of intercompany debt of $8.1 million allowed under the sales agreement to TAQA.

h)    During 2006 and 2007, the Company’s consolidated effective tax rate was 10.6% and 28.0%, respectively. These rates include the effects for the enactment of a reduction of the Alberta and Saskatchewan provincial tax rates, in addition to a reduction in the statutory Canadian federal income tax rate, which generated a deferred tax benefit of approximately $112 million and $10 million in 2006 and 2007, respectively. GAAP requires that the entire effect of changes in enacted tax rates be allocated to continuing operations.